Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sumo Logic, Inc. of our report dated March 12, 2021 relating to the financial statements, which appears in Sumo Logic, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2021.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
June 21, 2021